FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
April 13, 2005
CLIENT/MATTER NUMBER 025294-0123

Hudson Highland Group, Inc.
622 Third Avenue
New York, New York 10071

Ladies and Gentlemen:

        We have acted as counsel for Hudson Highland Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $40,000,000 aggregate amount of: (i) shares of the Company’s common stock, $.001 par value (the “Common Stock”), and associated preferred share purchase rights (the “Rights”); (ii) debt securities of the Company (the “Debt Securities”); (iii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock at a future date; and (iv) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either debt obligations of the Company or of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock under Stock Purchase Contracts (the Common Stock and associated Rights, the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Securities”). The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 2, 2005 (the “Rights Agreement”), between the Company and The Bank of New York, as Rights Agent. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

        As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as amended to date; (iii) the Rights Agreement; (iv) the Indenture, dated as of November 25, 2003, between the Company and The Bank of New York for the issuance of senior unsecured Debt securities (the “Senior Indenture”); (v) the Indenture, dated as of November 25, 2003, between the Company and The Bank of New York for the issuance of subordinated Debt securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

Hudson Highland Group, Inc.
April 13, 2005

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any supplemental indenture to any of the Indentures; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Amended and Restated Certificate of Incorporation and not otherwise reserved for issuance.

        Based upon the foregoing, we are of the opinion that:

    1.       All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

    a.       The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

    b.       Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    2.       All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

Hudson Highland Group, Inc.
April 13, 2005

    a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

    b.       The terms of such Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

    d.       Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    3.       All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

    a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

    b.       The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

    d.       Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Hudson Highland Group, Inc.
April 13, 2005

    4.       The Rights to be issued with shares of Common Stock when issued pursuant to the Rights Agreement will be validly issued.

        We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law or the federal laws of the United States, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP